Exhibit 4.6

EXHIBIT E

This warrant and any shares represented by this warrant have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws and may not be transferred, sold or otherwise disposed of except pursuant to an effective registration under said act and applicable state securities laws or pursuant to an exemption from such registration.

The voting of the shares of stock issuable pursuant to this warrant, and the sale, encumbrance or other disposition of such stock and this warrant are subject to the provisions of a Stockholders Agreement dated as of December 16, 1999 (the “Stockholders Agreement”) to which the issuer and certain of its stockholders are party. Furthermore, such stock and this warrant may be sold or otherwise transferred only in compliance with the Stockholders Agreement. A complete and correct copy of the Stockholders Agreement may be inspected at the principal office of the issuer or obtained from the issuer without charge.

KENEXA CORPORATION

Form of Amended and Restated Class E Common Stock Purchase Warrant

No. [ ]	Wayne, Pennsylvania
December 16, 1999

THIS CERTIFIES THAT, for value received, and subject to the conditions on exercise and other provisions hereinafter set forth, [                ] or transferees permitted under the Stockholders Agreement (“Holder”) is entitled to purchase from Kenexa Corporation, a Pennsylvania corporation (the “Company”), under the conditions specified in this Warrant (the “Warrant”), [    ] shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Class A Common Stock, $0.01 par value per share (“Class A Common Stock”), of the Company at an initial exercise price of $835.00 per share (such exercise price, as from time to time adjusted in accordance with the terms hereof, the “Exercise Price”). Certain capitalized terms used in this Warrant are defined in Section 12 below.

This Warrant is one of a series of warrants (collectively, the “Warrants”) issued pursuant to clause (b) of Section 2.3 of the Purchase Agreement. A copy of the Purchase Agreement may be inspected at the principal office of the Company or obtained from the Company without charge.

1. EXERCISABILITY. This Warrant shall become exercisable on December 16, 1999 but may not be exercised later than December 16, 2006.

2. EXERCISE OR CONVERSION OF WARRANT.

2.1. Manner of Exercise or Conversion; Payment.

(a) Exercise. This Warrant may be exercised by the Holder hereof, in whole or in part, during normal business hours on any Business Day on or after the date hereof, by surrender of this Warrant to the Company at its office maintained pursuant to Section 11.2(a) hereof, accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such Holder and accompanied by payment, in cash or by check payable to the order of the Company (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Class A Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Exercise Price, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock determined as provided in this Section 2 hereof.

(b) Conversion. This Warrant may be converted by the Holder hereof, in whole or in part, into shares of Class A Common Stock, during normal business hours on any Business Day on or after the date hereof, by surrender of this Warrant to the Company at its office maintained pursuant to Section 11.2(a) hereof, accompanied by a conversion notice in substantially the form attached to this Warrant (or a reasonable facsimile thereof) duly executed by such Holder, and such Holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock equal to the quotient of:

(i) the excess of:

(c) an amount equal to the sum of (x) the product of (aa) the number of shares of Class A Common Stock which such Holder would be entitled to receive upon exercise of this Warrant for the number of shares of Class A Common Stock designated in such conversion notice multiplied by (bb) the Current Market Price of each such share of Class A Common Stock so designated and (y) the Current Market Price of any Other Securities and the fair value of any other property (determined in good faith by the Board of Directors of the Company) such Holder would be entitled to receive upon exercise of this Warrant for the number of shares of Class A Common Stock designated in such conversion notice over

(d) an amount equal to (x) the number of shares of Class A Common Stock (without giving effect to any adjustment thereof) designated in such conversion notice multiplied by (y) the Exercise Price divided by

(e) such Current Market Price of a share of Class A Common Stock.

For all purposes of this Warrant (other than this Section 2.1), any reference herein to the exercise of this Warrant shall be deemed to include a reference to the conversion of this Warrant into Class A Common Stock in accordance with the terms of this Section 2.1

2.2. When Exercise Effective. Each exercise or conversion of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 2.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such exercise as provided in Section 2.3 hereof shall be deemed to have become the Holder or Holders of record thereof.

2.3. Delivery of Stock Certificates, etc. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within three Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or as such Holder may direct:

(a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Class A Common Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Market Price per share on the Business Day next preceding the date of such exercise; and

(b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of shares of Class A Common Stock equal to the number of such shares (without giving effect to any adjustment thereof) called for on the face of this Warrant minus the number of such shares designated by the Holder upon such exercise as provided in Section 2.1 hereof.

2.4. Each certificate for Warrant Common Stock initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Common Stock are registered under the Securities Act, shall bear the following legend (and any additional legend required by any securities exchange upon which such Warrant Class A Common Stock may, at the time of such exercise, be listed) on the face thereof:

“These securities have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may be offered, sold or transferred only if registered pursuant to the provisions of such laws, or if in the opinion of counsel satisfactory to the Company, an exemption from such registration is available.”

3. ADJUSTMENT OF WARRANT PRICE AND CLASS A COMMON STOCK ISSUABLE UPON EXERCISE.

3.1. General; Number of Shares; Warrant Price. The number of shares of Class A Common Stock which the Holder of this Warrant shall be entitled to receive upon each exercise hereof shall be equal to the product of:

(a) the number of shares of Class A Common Stock which would otherwise (but for the provisions of this Section 3) be issuable upon such exercise, as designated by the Holder hereof pursuant to Section 2.1 hereof, and

(b) a fraction of which (i) the numerator is the Initial Warrant Price, and (ii) the denominator is the Warrant Price in effect on the date of such exercise.

The “Initial Warrant Price” shall be the Exercise Price. The “Warrant Price” shall initially be the Initial Warrant Price and shall be adjusted and readjusted from time to time as provided in this Section 3 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 3. The “Trigger Price” shall initially be $167 per share of Class A Common Stock and shall be adjusted and readjusted from time to time as provided in this Section 3 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by Section 3.

3.2. Adjustments for Dividends, Distributions, Stock Splits, etc.

(a) Dividends and Distributions. In case at any time or from time to time, the Holders of Class A Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor:

(i) other or additional stock or Other Securities or property (other than cash) by way of dividend, or

(ii) any cash, or

(iii) other or additional stock or Other Securities or property (including cash) by way of spinoff, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Class A Common Stock issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 3.2(b) below), then and in each such case the Holder of this Warrant, on the exercise hereof as provided in Section 2, shall be entitled without the payment of any additional consideration or the taking of any further action, to receive the amount of stock and Other Securities and property (including cash in the cases referred to in subdivisions (ii) and (iii) of this Section 3.2(a)) which such Holder would hold on the date of such exercise if on the date hereof such Holder had been the holder of record of the number of shares of Common Stock provided for herein and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such other or additional stock and Other Securities and property (including cash in the cases referred to in subdivisions (ii) and (iii) of this Section 3.2(a)) receivable by such Holder as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 3.

(b) Treatment of Stock Dividends, Stock Splits, etc. In the event that the Company shall (i) issue Common Stock Equivalents, or securities exercisable for or convertible into Common Stock Equivalents, as dividend or other distribution on outstanding Common

Stock Equivalents, (ii) subdivide its outstanding shares of Common Stock Equivalents, or (iii) combine its outstanding shares of Common Stock Equivalents into a smaller number of shares of the Common Stock Equivalents, then, in each such event, the Warrant Price and the Trigger Price shall, simultaneously with the happening of such event, be adjusted by multiplying each of the then current Warrant Price and Trigger Price by a fraction, (a) the numerator of which shall be the number of shares of Common Stock Equivalents outstanding immediately prior to such event, and (b) the denominator of which shall be the number of shares of Common Stock Equivalents outstanding immediately after such event, and the product so obtained shall thereafter be the Warrant Price and the Trigger Price, respectively, then in effect. The Warrant Price and Trigger Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 3.2. Upon each adjustment of the Warrant Price or Trigger Price, the Holder of this Warrant shall thereafter be entitled to purchase at the Warrant Price resulting from such adjustment, the number of shares obtained by dividing the product of the number of shares purchasable pursuant hereto immediately prior to such adjustment and the Warrant Price immediately preceding such adjustment by the Warrant Price resulting from such adjustment.

3.3. Reorganization, Consolidation or Merger. In case at any time or from time to time the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other Person, (c) voluntarily or involuntarily dissolve, liquidate or wind-up, or (d) transfer all or substantially all of its properties or assets to any other Person, then in each such case, as a condition thereto, lawful and adequate provision shall be made so that the Holder of this Warrant, on the exercise or conversion hereof as provided in Section 2 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Class A Common Stock issuable on such exercise immediately prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such reorganization, consolidation, merger or dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustments thereafter as provided in this Section 3.

3.4. Adjustment for Issuance of Common Stock Equivalents Below Trigger Price.

(a) General. In any case to which Sections 3.2 and 3.3 hereof are not applicable, where the Company shall issue or sell shares of its Common Stock Equivalents after February 1, 2001 without consideration or for a consideration (or evidencing a value of Common Stock Equivalents) per share less than the Warrant Price in effect pursuant to the terms of this Warrant at the time of issuance or sale of such additional shares, except where such shares are issued or sold pursuant to the exercise of any warrant or option or issued prior to the date of this Warrant or issued in connection with or pursuant to documentation entered into in connection with a financing by the Company in which the Company issues shares of Series A Redeemable Participating Preferred Stock, then the Warrant Price in effect hereunder shall simultaneously with such issuance or sale be reduced to a price determined by multiplying the Warrant Price then in effect hereunder by a fraction, the numerator of which is the sum of (a) the product of the total number of shares of Common Stock Equivalents outstanding immediately prior to such issuance or sale on a fully diluted basis, after giving effect to the exchange or conversion of all outstanding Convertible Securities and the exercise of all Options outstanding multiplied by the

Warrant Price in effect hereunder at the time of such issuance or sale, plus (b) the aggregate consideration received by the Company upon such issuance or sale, and the denominator of which is the product of the total number of shares of Common Stock Equivalents outstanding immediately after issuance or sale of such additional shares on a fully diluted basis, after giving effect to the exchange or conversion of all outstanding Convertible Securities and the exercise of all Options outstanding multiplied by the Warrant Price in effect hereunder at the time of such issuance.

(b) Options; Convertible Securities. In case the Company shall issue or sell any Options or Convertible Securities after December 16, 1999 there shall be determined the price per share for which Common Stock Equivalents are issuable upon the conversion or exercise thereof, such determination to be made by dividing (i) the sum of the total amount received or receivable by the Company as consideration for the issue or sale of such Options or Convertible Securities plus the minimum aggregate amount of additional consideration payable to the Company upon the conversion or exercise thereof, by (ii) the maximum number of shares of Common Stock Equivalents of the Company issuable upon the conversion or exercise of all of such Options or Convertible Securities. If the price per share so determined shall be less than the applicable Trigger Price, then, for purposes of Section 3.4(a) hereof, such issue or sale shall be deemed to be an issue or sale (as of the date of issue or sale of such Options or Convertible Securities) of such maximum number of shares of Common Stock Equivalents at the price per share so determined and such maximum number of shares shall be deemed to be outstanding after such issuance, provided that, upon the expiration of such rights of conversion or exercise of such Options or Convertible Securities, if any thereof shall not have been exercised, the adjusted Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock Equivalents so issued or sold were issued or sold upon the conversion or exercise of such Options or Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all such Options or Convertible Securities which shall have been converted or exchanged.

(c) Record Date. If the Company takes a record of the holders of Common Stock Equivalents for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock Equivalents, Options or Convertible Securities, or (2) to subscribe for or purchase Common Stock Equivalents, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock Equivalents deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(d) Termination Upon a Qualified Public Offering. This Section 3.4 shall terminate, and no adjustments under this Section 3.4 shall be required, upon the consummation of a Qualified Public Offering.

3.5. Minimum Adjustment of Warrant Price and Trigger Price. If the amount of any adjustment of the Warrant Price required pursuant to this Section 3 would be less than one-tenth

(1/10) of one percent (1%) of the Warrant Price or Trigger Price, as the case may be, in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Warrant Price or Trigger Price.

3.6. Shares Deemed Outstanding. For all purposes of the computations to be made pursuant to this Section 3, treasury shares shall not be deemed to be outstanding.

3.7. Calculation of Consideration Received. If any Common Stock Equivalents, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor (net of discounts, commissions and related expenses). If any Common Stock Equivalents, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Current Market Price thereof as of the date of receipt. For purposes of this Warrant, the fair value of any consideration other than cash and securities shall be determined by the board of directors of the Company using its good faith discretion.

3.8. Integrated Transactions. In case any Options are issued in connection with the issue or sale of Other Securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued for a consideration of $1.00 (as adjusted consistent to give effect to the occurrences set forth in Sections 3.2 and 3.3).

4. NO IMPAIRMENT. The Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise plus the amount deemed to have been paid upon issuance of this Warrant, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, (c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Class A Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Class A Common Stock then authorized by the Company’s certificate of incorporation and available for the purpose of issue upon such exercise.

5. REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Class A Common Stock issuable upon the exercise of (and the Warrant Price under) this Warrant, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the number of shares of Class A Common Stock outstanding or deemed to be outstanding, and (b) the Warrant Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 3 hereof) on account thereof. The Company will forthwith mail a copy of each such report to each Holder of a Warrant and will, upon the written request at any time of any Holder of a Warrant, furnish to such Holder a like report setting forth the Warrant Price and the Trigger Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office maintained pursuant to Section 11.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by any Holder of a Warrant or any prospective purchaser of a Warrant designated by the Holder thereof.

6. NOTICES OF CORPORATE ACTION. In the event of:

(a) any taking by the Company of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any Other Securities or property, or to receive any other right, or

(b) the declaration by the Company of any dividend payable in stock upon Common Stock Equivalents or any other distribution by the Company to the holders of the Common Stock Equivalents, or

(c) the Company proposing to make an offer for subscription pro rata to the holders of its Common Stock Equivalents of any additional shares of stock of any class or other rights, or

(d) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

(e) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(f) any other action of a type referred to in Section 3 hereof, the Company shall mail to each Holder of a Warrant a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the Holders of record of Class A Common Stock shall be entitled to exchange their shares of Class A Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed at least 45 days prior to the date therein specified. At no time prior to the date therein specified shall the Company take any action which could prevent the exercise or conversion of this Warrant in accordance with the terms hereof.

7. REGISTRATION OF WARRANTS AND COMMON STOCK. If any shares of Class A Common Stock required to be reserved for purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law (including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976) before such shares may be issued upon exercise, the Company shall, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be. The shares of Class A Common Stock (and Other Securities) issuable upon exercise of this Warrant shall constitute Registrable Shares (as such term is defined in the Registration Rights Agreement). Each Holder of this Warrant shall be entitled to all of the benefits afforded to a Holder of any such Registrable Shares under the Registration Rights Agreement. At any such time as the Class A Common Stock is listed on any national securities exchange or quotation system, the Company shall, at its expense, obtain promptly and maintain the approval for listing on each such exchange or system, upon official notice of issuance, the shares of Class A Common Stock issuable upon exercise of the then outstanding Warrants and will use its best efforts to maintain the listing of such shares after their issuance at all times when the Class A Common Stock is so listed.

8. REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case the Company after December 16, 1999 shall (a) effect a reorganization, (b) consolidate with or merge with or into any other entity, or (c) transfer all or substantially all of its properties or assets to any other person or entity, then, in each such case, the Holder of this Warrant, upon the exercise hereof as provided in Section 2 at any time after the consummation of such reorganization, consolidation, merger or transfer, as the case may be, shall be entitled to receive, in lieu of the Class A Common Stock (or Other Securities) issuable upon such exercise prior to such consummation, the stock and Other Securities and property (including cash) to which such Holder would have been entitled upon such consummation if such Holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Section 3 hereof. The Company shall not consummate any such reorganization, consolidation, merger or transfer, unless the resulting, surviving or transferee entity, as the case may be, expressly agrees in writing, reasonably satisfactory to the Holders of a majority of the Warrants then outstanding, to fulfill the Company’s obligations under this Warrant and this Section 8.

9. PERFORMANCE OF OBLIGATIONS. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment to the extent set forth in this Warrant.

10. RESERVATION OF STOCK, ETC. The Company shall at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrants, the number of shares of Class A Common Stock of each class from time to time issuable upon exercise of all Warrants at the time outstanding. All shares of Class A Common Stock issuable upon exercise of any Warrants shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable.

11. OWNERSHIP, TRANSFER AND SUBSTITUTION OF WARRANTS.

11.1. Ownership of Warrants. The Company may treat the person in whose name any Warrant is registered on the register kept at the office of the Company maintained pursuant to Section 11.2(a) hereof as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. A Warrant, if properly assigned, may be exercised by a new Holder without a new Warrant first having been issued.

11.2. Office; Transfer and Exchange of Warrants.

(a) The Company will maintain an office in Wayne, Pennsylvania where notices, presentations and demands in respect of this Warrant may be made upon it. Such office shall be maintained at 650 East Swedesford Road, Wayne, PA 19087 until such time as the Company shall notify the Holders of the Warrants of any change of location of such office within the United States.

(b) The Company shall cause to be kept at its office maintained pursuant to Section 11.2(a) hereof a register for the registration and transfer of the Warrants. The names and addresses of Holders of Warrants, the transfers thereof and the names and addresses of transferees of Warrants shall be registered in such register. The Person in whose name any Warrant shall be so registered shall be deemed and treated as the owner and Holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c) Upon the surrender of any Warrant, properly endorsed, for registration of transfer or conversion or for exchange at the office of the Company maintained pursuant to Section 11.2(a) hereof, the Company at its expense will execute and deliver to or upon the order of the Holder thereof a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

11.3. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant held by a Person other than a purchaser or any institutional investor, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the office of the Company maintained pursuant to Section 11.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

12. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Boston, Massachusetts or New York, New York are

authorized by law to be closed. Any reference to “days” (unless Business Days are specified) shall mean calendar days.

Class A Common Stock: As defined in the introduction to this Warrant, such term to include any stock into which such Class A Common Stock shall have been changed or any stock resulting from any reclassification of such Class A Common Stock.

Common Stock: Class A and Class B Common Stock $0.01 par value per share, of the Company.

Common Stock Equivalents: Any class of common stock of the Company which is entitled to share ratably with holders of Class A Common Stock in any distributions including distributions upon the liquidation, dissolution or winding-up of the Company and any other class of common stock of the Company and/or any class into which those shares may hereafter be changed or any stock resulting from any reclassification of such common stock, provided that the number of such shares shall, for purposes of the Warrants, be deemed to equal the actual number of shares of such Common Stock multiplied by the Sharing Ratio.

Company: As defined in the introduction to this Warrant and shall include any Person which shall succeed to or assume the obligations of the Company under this Warrant.

Convertible Securities: Any evidences of indebtedness, shares of stock (other than Class A Common Stock) or Other Securities directly or indirectly convertible into or exchangeable for shares of Common Stock Equivalents.

Current Market Price: With respect to any security (or other asset), on any date specified herein, the average daily market price during the period of the most recent 20 days, ending on such date, on which the national securities exchanges were open for trading, except that if no class of such security is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the fair value thereof determined in good faith by the Board of Directors of the Company as of the specified date. Notwithstanding the foregoing, in the event the Warrant is exercised in connection with the Company’s initial public offering of such security or Common Stock Equivalents, the Current Market Price per share of such security or Common Stock Equivalents, as the case may be, shall be equal to the per share offering price to the public of such security or Common Stock Equivalents, as the case may be, issued in the initial public offering.

Initial Warrant Price: As defined in Section 3.1 hereof.

Options: Rights, options or warrants to subscribe for, purchase or otherwise acquire either shares of Class A Common Stock or Convertible Securities, excluding rights, warrants and options granted on or after the Original Issue Date, to employees, officers, directors or consultants of the Company or any subsidiary thereof pursuant to any stock option plan or agreement adopted by the Board of Directors.

Original Issue Date: Means December 16, 1999.

Other Securities: Any stock (other than Class A Common Stock) and other securities, property or assets of the Company or any other Person (corporate or otherwise) which the Holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Class A Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Class A Common Stock or Other Securities pursuant hereto or otherwise.

Person: A corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

Purchase Agreement: Shall mean the Class B Common Stock and Warrant Purchase Agreement dated as of December 16, 1999 by and between the Company and other parties thereto.

Qualified Public Offering. An underwritten public offering on a firm commitment basis pursuant to an effective registration statement under the Securities Act covering the offer and sale of Class A Common Stock for the account of the Corporation in which the aggregate proceeds exceed $25,000,000 and immediately after which the Corporation’s outstanding capital stock has an aggregate market value of at least $100,000,000.

Registration Rights Agreement: The Registration Rights Agreement dated as of December 16, 1999 in the form of Exhibit J to the Purchase Agreement, as from time to time in effect.

Securities Act: The Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

Sharing Ratio: With respect to a Common Stock Equivalent, the ratio of (a) the distribution payable upon the liquidation and distribution of the Company on one share of such Common Stock Equivalent to (b) the distribution payable upon the liquidation and distribution of the Company on one share of Class A Common Stock.

Stockholders Agreement: The Stockholders Agreement dated as of December 16, 1999, in the form of Exhibit K to the Purchase Agreement, as from time to time in effect.

Trigger Price: As defined in Section 3.1.

Warrant Price: As defined in Section 3.1.

Warrants: As defined in the introduction to this Warrant.

13. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company. Notwithstanding the foregoing, the officers and Board of Directors of the Company shall have all fiduciary duties to the Holders hereof which such officers and Board of Directors would have if the Holders hereof held the shares of Class A Common Stock obtainable upon the exercise hereof.

15. NOTICES. Any time that either the Holder or the Company shall be required to give notice or other communication in connection with this Warrant, such notice shall be deemed to be delivered if it is delivered in writing (or in the form of a telex or telecopy to be given only during the recipient’s normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) addressed as hereinafter provided and if either (x) actually delivered at said address or (y) in the case of a letter, seven Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified: (a) if to any Holder of any Warrant, at the registered address of such Holder as set forth in the register kept at the office of the Company maintained pursuant to Section 11.2(a) hereof; or (b) if to the Company, to the attention of its President at its office maintained pursuant to Section 11.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 2 hereof.

16. MISCELLANEOUS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) only with (i) the written consent of the Company and the Holders or (ii) for all Warrants, the written consent of the Company and the Holders of a majority of the Warrants then outstanding. This Warrant shall be binding upon any Person succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. This Warrant shall be construed and enforced in accordance with and governed by the domestic substantive laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

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IN WITNESS WHEREOF, Kenexa Corporation has caused this Warrant to be sign by its duly authorized officer under its corporate seal, attested by its duly authorized officer, and to be dated as of December     , 1999.

[SEAL]

KENEXA CORPORATION

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

FORM OF SUBSCRIPTION

[To be executed only upon exercise of Warrant]

To KENEXA CORPORATION

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder,                      shares of the Class A Common Stock and herewith makes payment of $         therefor, and requests that the certificates for such shares be issued in the name of, and delivered to                     , whose address is                    .

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

FORM OF CONVERSION NOTICE

[To be executed only upon conversion of Warrant]

To KENEXA CORPORATION

The undersigned registered holder of the within Warrant hereby irrevocably converts such Warrant with respect to                     1 shares of the Class A Common Stock which such holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to                     , whose address is                     .

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

FORM OF ASSIGNMENT

[To be executed only upon transfer of Warrant]

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto                     the right represented by such Warrant to purchase                     1 shares of Class A Common Stock of KENEXA CORPORATION to which such Warrant relates, and appoints                     Attorney to make such transfer on the books of KENEXA CORPORATION maintained for such purpose, with full power of substitution in the premises.

Dated:
(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

Signed in the presence of: